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                                  EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                           COMPASS BANCSHARES, INC.

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                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.



Name of Subsidiary                          Place of Incorporation
- ------------------                          ----------------------

Compass Bank                                Alabama

Compass Bancshares Insurance, Inc.          Alabama

Compass Brokerage, Inc.                     Alabama

Compass Mortgage Corporation                Delaware

Compass Capital Markets, Inc.               Alabama

Compass Multistate Services Corporation     Alabama

Compass Fiduciary Services, Ltd., Inc.      Alabama

Compass Financial Corporation               Alabama

Central Bank of the South                   Alabama

Compass Securities, Inc.                    Alabama

Central Land Holding Corporation            Alabama

Compass Investments, Inc.                   Alabama

Compass Underwriters, Inc.                  Alabama

Compass Bank, N.A.                          United States

Compass Bank                                United States

Compass Banks of Texas, Inc.                Delaware

Compass Bancorporation of Texas, Inc.       Delaware

Compass Bank - Dallas                       Texas

River Oaks Trust Company                    Texas

Compass Texas Management, Inc.              Texas

River Oaks Trust Corporation                Texas

Compass Bank - Houston                      Texas

River Oaks Bank Building, Inc.              Texas

River Oaks Securities, Inc.                 Texas

P.I. Holdings No. 1, Inc.                   Texas

P.I. Console, Inc.                          Texas

P.I. Holdings No. 2, Inc.                   Texas